UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2008
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	000-22430 (Commission File Number)	94-2942251 (IRS Employer Identification Number)

46897 Bayside Parkway, Fremont,California (Address of Principal Executive Offices)		94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 29, 2008, Asyst issued a press release providing preliminary consolidated financial results for its fiscal second quarter ended September 30, 2008. That press release, dated October 29, 2008 and titled “Asyst Reports Preliminary Results for Second Quarter of Fiscal 2009,” is attached hereto as Exhibit 99.1. Asyst expects to report final consolidated financial results for the quarter in conjunction with the filing with the Securities & Exchange Commission of its financial statements on Form 10-Q.
In conjunction with that press release, Asyst conducted a conference call on October 29, 2008 to discuss those preliminary results with investors and financial analysts. A transcript of that conference call is attached hereto as Exhibit 99.2.
In addition to disclosing preliminary financial results calculated in accordance with GAAP, Asyst also preliminarily reported adjusted net income (loss) and net income (loss) per share, referred to respectively as “non-GAAP net income (loss)” and “non-GAAP net income (loss) per share.” Non-GAAP measures excluded the effect of amortization of intangible assets, restructuring charges associated with facilities and operating consolidation and severance benefits associated with headcount reductions, write-off of fees from the early extinguishment of debt, fees related to the early redemption of convertible debentures, incremental proxy contest and related professional fees incurred, non-recurring foreign currency translation gains (losses) from inter-company loans, estimated goodwill impairment charge, and the associated income tax effect related to these non-GAAP adjustments.
Preliminary Non-GAAP net income (loss) per share was calculated by dividing non-GAAP net income (loss) by non-GAAP weighted average shares — diluted.
Asyst’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s ongoing operating performance. Asyst also uses non-GAAP reporting internally to evaluate and manage its operations. Asyst has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how Asyst analyzes its operating results internally. Management also believes that these non-GAAP financial measures may be useful to facilitate comparisons of our results with those of other companies in our industry.
Preliminary Non-GAAP net income (loss) reflects preliminary GAAP net income (loss) adjusted for the following items and reasons:
•	Amortization of acquired intangibles. Purchased intangible assets relate primarily to existing and core technology, and customer relationships for acquired businesses. The amortization of intangible assets is non-cash and not related to our core operating performance, and the frequency and amount of such expenses vary significantly based on the timing and the magnitude of our acquisitions. These expenses are not used by management to evaluate and manage our ongoing normal operations.
•	Restructuring and severance charges. The costs associated with operating and facilities consolidation and reductions in our work force are cash expenses; however, these expenses are not used by management to evaluate and manage our ongoing normal operations.
•	Incremental proxy contest costs and related professional fees incurred. We incurred professional fees related to an unsolicited acquisition proposal from Aquest Systems Corp. along with an attempt to gain control of our Board of Directors from Riley Investment Partners Master Fund, L.P. These expenses are not used by management to evaluate and manage our ongoing normal operations.
•	Write-off of previously deferred financing costs as a result of amendment to our credit facility and write-off of fees from early extinguishment of debt and early redemption of convertible debentures. During the first quarter of our fiscal year 2009, we amended our credit facility which resulted in the accelerated write-off of $0.9 million of previously deferred finance costs. During the second quarter of our fiscal year 2008, we repaid in full approximately $55 million outstanding under the then-existing credit facility. This repayment resulted in the accelerated expensing of financing fees previously capitalized under this credit facility. During the same period we also incurred a redemption premium resulting from the early redemption of $86 million in subordinated convertible notes otherwise maturing on June 3, 2008. These expenses are not used by management to evaluate and manage our ongoing normal operations.
•	Foreign currency translation. The gain or loss that resulted from the translation of an inter-company loan between our parent entity, Asyst, and our majority-owned subsidiary ATJ, which was due to the settlement of the loan, had no bearing on the ongoing operating performance of our business.

•	Estimated goodwill impairment charge. Due to the current general economic condition of the industries in which we compete and the recent decline in the market value of our stock, Asyst currently is conducting an interim goodwill impairment analysis, which the company anticipates will result in a non-cash charge of $85-$90 million for the quarter ended September 30, 2008. Such a charge is expected to reduce GAAP net income and net income per share as well as total assets and equity, but would not impact non-GAAP earnings per share. These charges would not be used by management to evaluate and manage our ongoing normal operations.
•	Income tax effect of non-GAAP adjustments. Exhibit 99.1’s calculations of non-GAAP net income (loss) include a line item “Income tax effect of non-GAAP adjustments” that excludes from the calculation of non-GAAP net income (loss) the income tax impact of the items that make up the non-GAAP adjustments.
The non-GAAP net income (loss) and non-GAAP net income (loss) per share should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, these measures should not be considered in isolation or as a substitute for analysis of Asyst’s results as reported under GAAP.
The information in Item 2.02 of this Current Report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits:

99.1	Press release titled “Asyst Reports Preliminary Results for Second Quarter of Fiscal 2009”

99.2	Transcript of conference call conducted by the Registrant on October 29, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: November 4, 2008	By:	/s/ Steve Debenham
Steve Debenham
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release titled “Asyst Reports Preliminary Results for Second Quarter of Fiscal 2009”

99.2	Transcript of conference call conducted by the Registrant on October 29, 2008